                                                                                                                                                             Exhibit 99.1

                                                                                            Contacts:

                                                                                                                                                                                                        Media - Jim Sluzewski

                                                                                                                                                                                                                      513/579-7764

                                                                                                                                                                                                        Investor - Matt Stautberg

                                                                                                                                                                                                           513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. ANNOUNCES DEBT TENDER OFFER

CINCINNATI, Ohio, October 29, 2012 - Macy's, Inc. today announced that its wholly owned subsidiary, Macy's Retail Holdings, Inc., has commenced a cash tender offer (the "Tender Offer") to purchase up to $500 million in aggregate principal amount of its outstanding Notes listed in the table below, in the order of priority shown in the table.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated October 29, 2012 (the "Offer to Purchase").  The Tender Offer is conditioned upon, among other things, the sale by Macy's Retail Holdings of new debt securities in an amount at least equal to the principal amount of Notes being purchased.  Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

CUSIP Number	Title of Security	Original Issuer (1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points) (2)	Hypothetical Total Tender Offer Consideration (2)(3)(4)	Early Tender Premium (4)
314275AA6	5.90% Senior Notes due 2016	FRHI	$976,966,000	1	0.750% U.S. Treasury Note due October 31, 2017	PX1	30	$1,189.19	$30
577778BF9	7.45% Debentures due 2016	May	$122,700,000	2	0.750% U.S. Treasury Note due October 31, 2017	PX1	60	$1,229.16	$30
577778AX1	7.50% Debentures due 2015	May	$100,000,000	3	0.250% U.S. Treasury Note due October 15, 2015	PX1	70	$1,157.72	$30
55616XAE7	7.875% Senior Notes due 2015	MRHI	$611,875,000	4	0.250% U.S. Treasury Note due October 15, 2015	PX1	62	$1,177.26	$30

(1)       A Series of Notes designated with  "FRHI" was originally issued by Federated Retail Holdings, Inc. A Series of Notes designated with "May" was originally issued by The May Department Stores Company.  A Series of Notes designated with "MRHI" was originally issued by Macy's Retail Holdings, Inc.

(2)       Includes the Early Tender Premium per $1,000 principal amount of Notes for each Series as set forth in this table.

(3)       Based on the reference yield of the Reference U.S. Treasury Security (as set forth above) as of 2 p.m., New York City time, on October 26, 2012 and an expected Settlement Date of November 28, 2012.

(4)       Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn  and accepted for purchase.

"Given the current low interest-rate environment, we expect to extend a portion of our near-term debt maturities at lower rates, both decreasing our ongoing interest expense and protecting us against potential future rate increases," said Karen M. Hoguet, Macy's, Inc. chief financial officer.  Macy's expects to record a one-time expense associated with the Tender Offer during the fourth quarter of 2012, and to realize ongoing reductions in interest expense, Hoguet said.

The amounts of each Series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column "Acceptance Priority Level" in the table above.  The Tender Offer will expire at 11:59 p.m., New York City time, on November 27, 2012, unless extended (such date and time, as the same may be extended, the "Expiration Date").  In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on November 9, 2012, unless extended.  Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase will receive the applicable Late Tender Offer Consideration.

The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and accepted for payment pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase.  The consideration will be determined by reference to a fixed spread specified for such Series of Notes over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase.  The consideration will be calculated by the Dealer Managers for the Tender Offer at 2:00 p.m., New York City time, on the business day immediately following the Early Tender Date, unless extended.  The Late Tender Offer Consideration is the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium for each Series of Notes as set forth in the table above.

In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but not including, the Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer.  The Settlement Date for the Tender Offer will be promptly after the Expiration Date, and currently is expected to be the first business day following the Expiration Date, November 28, 2012.  Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Date may not withdraw their Notes after 5:00 p.m., New York City time, on November 9, 2012, unless extended (such date and time, as the same may be extended, the "Withdrawal Date"), except in the limited circumstances described in the Offer to Purchase.  Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

Credit Suisse Securities (USA) LLC is the Coordinating Dealer Manager and BofA Merrill Lynch and J.P. Morgan Securities LLC are the other Dealer Managers for the Tender Offer. Global Bondholders Services Corporation is the Information Agent and the Depositary.  This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase and related Letter of Transmittal dated October 29, 2012.  Persons with questions regarding the Tender Offer should contact Credit Suisse Securities (USA) LLC at (toll-free) (800) 820-1653, BofA Merrill Lynch at (toll-free) (888) 292-0070 and J.P. Morgan Securities LLC at (toll-free) (866) 834-4666.  Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed to Global Bondholders Services Corporation at (212) 430-3774 or (toll-free) (866) 873-6300.  Questions regarding the tendering of Notes may be directed to Global Bondholders Services Corporation at (toll-free) (866) 873-6300.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2011 sales of $26.4 billion.  The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates 11 Bloomingdale's Outlet stores.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties.  Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, changes in the conditions of the securities markets, particularly the markets for debt securities and other factors identified in documents filed by Macy's with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom).